Exhibit 99.1

McorpCX, Inc.

Corporate Fact Sheet

T I C K E R

OTCQB: MCCX
TSX-V: MCX

T I C K E R

Please note: Certain statements contained in this fact sheet may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements.  When used in this fact sheet, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements.  Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.  Forward-looking statements include statements relating to the Company's business and operations. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this fact sheet should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this fact sheet and the Company undertakes no obligation to update or revise the statements. The information contained in this document is neither an offer to sell nor a solicitation of an offer to buy any of our securities.

McorpCX

QUICK REFERENCE

Company: McorpCX, Inc.
United States Ticker Symbol: MCCX

Canada Ticker Symbol: MCX
Shares Outstanding: 20,426,158

Web: www.MCORPCX.com

BUSINESS SUMMARY

McorpCX Inc. is a customer experience software and solutions company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping® - our signature product and approach to quantifying customer experience – is designed to drive business results for some of the world's leading companies, by automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience.

A pioneer in the fast-growing customer experience services and technology sector, our approach and cloud-based software are designed to deliver actionable data and on-demand "Voice-of-the-Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries.

Customized to the unique needs of each customer, it is easy to implement and provides a consolidated view of a customers’ experience with a company – a view that can show business users precisely which “dials to turn” to drive business results.

ANNUAL REVENUES

Fiscal Year Ending	2015	2014	2013	2012
Revenue	$1,334,732	$2,056,678	$940,315	$900,132
Gross Profit	$884,016	$1,520,072	$595,337	$696,219
Net Income / (loss)	$(994,351)	$3,123	$(716,656)	$(306,948)

COMPETITIVE ADVANTAGE

✓	Proven methodologies and analytical processes

✓	Three Fortune 500 companies are current customers of the company

✓	Independently validated position in digital customer strategy & experience consulting: 1 of 18 firms recognized worldwide by ALM Intelligence/Kennedy Research.

GROWTH STRATEGY

Though we expect consulting will be important to near-term revenue, the company’s growth strategy is to increase recurring, subscription-based revenue streams by licensing and selling its scalable, web-based technologies (Software-as-a-Service or “SaaS”) and services through direct and other distribution channels.

✓	Substantially increase sales and marketing activities;

✓	Distribute software and license methodologies worldwide through distributors and others who will utilize Touchpoint Metrics solutions and insights to help grow their own businesses;

✓	Continue to market and sell software and services directly to large and mid-size corporations, licensing technology to them for ongoing customer experience management programs;

CONTACT INFORMATION

Headquarters	Investor Relations
201 Spear Street, Suite 1100	Andrew Barwicki
San Francisco, CA 94105	1-516-662-9461
www.MCORPCX.com	andrew@barwicki.com

RECENT PRESS RELEASES (Headline and Excerpts)

McorpCX, Inc. Provides Second Quarter 2016 Corporate Update and Announces Results from Annual Shareholders Meeting

Aug. 17, 2016 -- Customer experience solutions and software company McorpCX, Inc provided a business update reporting financial results for the three months ended June 30, 2016 and announced voting results from its annual shareholder meeting.

"During Q2 2016, our revenues increased compared to both the first quarter of 2016 and the second quarter of 2015, primarily as a result of increased revenues from consulting services. Although we continue to expect that consulting will be important to near-term revenue, we plan to expand software distribution and service offerings through increased investments in product development and sales and marketing activities," said Michael Hinshaw, McorpCX President and CEO.

Second Quarter 2016 Corporate Highlights include:

-	Revenue increased 108% from the first quarter of 2016.
-	Revenue increased 48% from the second quarter of 2015.
-	Cash position remains strong at approximately US$2.54 million as of June 30, 2016.

"We believe the business landscape for technology-driven customer insight products and services continues to be positive and the Company plans to expand its position in this market by continuing to develop and market its scalable Software-as-a-Service (SaaS) solutions and software enabled services," concluded Mr. Hinshaw.

McorpCX Acquires PersonaDrive Inc. to Simplify Persona Management for Customer Experience Leaders

June 17, 2016 -- Customer experience solutions company McorpCX, Inc. is pleased to announce the acquisition of PersonaDrive, Inc., a Bellevue, WA based creator of cloud-based productivity software.

Founded in 2015, PersonaDrive is a leading productivity platform for creating, managing, and sharing customer insights in the form of digital "personas" which help teams collaborate and communicate more effectively. McorpCX plans to integrate the acquired technologies and services into the Company's broader CX management platform.

"Personas are key to effective customer experience management. That's why McorpCX has leveraged them for over a decade," stated McorpCX president Michael Hinshaw. "The acquisition of PersonaDrive is expected to enable us to bring traditional segmentation models 'digitally to life', and offer persona management as part of an integrated SaaS platform to streamline the traditional, manual persona creation process."

"In my prior role as an executive at Microsoft, we regularly used personas to better understand customer needs, guiding software development," stated McorpCX vice president Stephen Shay. "However, the creation and management of these personas was resource intensive and time consuming, as the process was entirely manual. With the acquisition of PersonaDrive, McorpCX expects to make it faster and easier for customer-centric companies to understand and improve experiences for their customers."

Personas have been central to software and user experience development since their introduction in 1999. More recently, they have been adopted for customer experience management in large part because their value is measurable and significant. In a report titled "The ROI of Personas", Forrester Research Inc. found that a website redesign with personas can provide a return on capital up to four times greater than one lacking personas.

McorpCX Named Global Customer Experience Leader by ALM Intelligence/Kennedy Research

May 26, 2016 - Customer experience solutions company McorpCX, Inc. is pleased to announce that ALM Intelligence (formerly Kennedy Research) has named the Company a global leader in its Digital Customer Strategy & Experience Consulting report, positioning McorpCX as highest in "Depth of Consulting Capabilities" on The Kennedy Vanguard™, relative to the other providers evaluated in the report.

The report was based on analysis of McorpCX's capabilities across several categories, including customer data analytics, customer insight, digital innovation and customer experience design, among others.

ALM analyst Nathan Simon notes that "McorpCX stands out in particular for the depth of its capabilities in customer experience design and customer insight – two areas of the market where the ability to meet clients' needs is much more dependent on providers' level of subject-matter expertise and their engagement-specific implementation capabilities than on the overall scale of their operations. This narrow but deep market position enables McorpCX to effectively serve both the SME market and the largest global corporations.

"We're exceedingly pleased to be included in this report," said Michael Hinshaw, McorpCX President and CEO. "To be recognized as a 'pioneer in the customer experience movement' and 'one of the leading independent firms' is also gratifying – particularly when we're being compared with global leaders such as Accenture, Bain, Deloitte, IBM and McKinsey, among others."

Noting also that McorpCX is 'Best of Breed' in the Customer Experience Design capabilities matrix, Mr. Simon continued by saying the Company's "strengths include its rigorous yet adaptable frameworks, its trademarked 'touchpoint mapping' approach to developing customer insights, its skill at conducting research and integrating it into the design of the customer experience, and its ability to help motivate organizations to effect change and work more collaboratively."

This Company Fact Sheet is distributed by Andrew Barwicki, Investor Relations. Contact Info: 516-662-9461 / andrew@barwicki.com

The information contained is neither an offer to sell nor a solicitation of an offer to buy any securities mentioned. This Company Fact Sheet is an information publication and is considered investor relations & financial public relations material. All information regarding McorpCX. is compiled from SEC Filings (U.S. Securities and Exchange Commission), press releases, conference calls, shareholder meetings, investment conferences, analyst reports, and/or senior management interviews. This document may contain “forward-looking statements” within the meaning of United States securities laws and applicable Canadian securities legislation. Barwicki Investor Relations is compensated for the creation, printing and distribution of this Fact Sheet.

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McorpCX, Inc.
Trading Symbols: TSX-V:MCX | OTCQB:MCCX

www.mcorpcx.com

Barwicki Investor Relations * 30 Wall Street, 8 FL * New York, NY 10005

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